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                                                                      Exhibit 21

                  SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION
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
                                                                                                                 Percentage
                                                                                                                 of Voting
                                                                        State (Country)                          Securities
Name of Company                                                         of Incorporation                         Owned
---------------------------------------------------------------------------------------------------------------------------

Brady Corporation                                                       Wisconsin                                Parent

Tricor Direct Inc.-                                                     Delaware                                 100%
     Doing Business As:
           Seton
           Seton Name Plate Company
           D&G Sign and Label Co.
           Seton Identification Products
           The Hirol Company
Worldmark of Wisconsin Inc.                                             Delaware                                 100%
Brady Investment Co.                                                    Nevada                                   100%
Brady International Sales, Inc.                                         U.S. Virgin Islands                      100%
Brady International Co.                                                 Wisconsin                                100%
Brady Worldwide, Inc.                                                   Wisconsin                                100%
      Also Doing Business As:
           Varitronic Systems
           Teklynx International
           Barcodes West
           Temtec
TISCOR, Inc.                                                            California                               100%
Brady Australia Pty. Ltd.                                               Australia                                100%
     Also Doing Business As:
           Visi Sign Pty.
Seton Australia Pty. Ltd.                                               Australia                                100%
W.H. Brady, N.V.                                                        Belgium                                  100%
W.H.B. do Brasil Ltda.                                                  Brazil                                   100%
W.H.B. Identification Solutions, Inc.-                                  Canada                                   100%
    Doing Business As:
           Brady
           GrafTek
           Revere-Seton
           Seton
1167232 Ontario, Inc.                                                   Canada                                   100%
BRC Financial                                                           Canada                                   100%

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

                                                                                                                 Percentage
                                                                                                                 of Voting
                                                                        State (Country)                          Securities
Name of Company                                                         of Incorporation                         Owned
-----------------------------------------------------------------------------------------------------------------------------

Brady Shanghai International Trading Co., Ltd.                          China                                    100%
Brady (Wuxi) Co. Ltd.                                                   China                                    100%
Brady (Beijing) Co. Ltd.                                                China                                    100%
B.I. U.K. Limited                                                       England                                  100%
B.I. Financial Limited                                                  England                                  100%
Seton Limited                                                           England                                  100%
W.H. Brady Co. Ltd.                                                     England                                  100%
Brady Corporation Limited                                               England                                  100%
Brady LettraSoft S.A.                                                   France                                   100%
Braton Europe Eurl                                                      France                                   100%
Braton Groupe S.A.R.L. -                                                France                                   100%
    Doing Business As:
           Brady
           Techniques Avancees
           Holman
           Periprint
Tricor Group, S.A. -                                                    France                                   100%
    Doing Business As:
           Seton
           Signals
Brady Holding GmbH                                                      Germany                                  100%
Brady GmbH                                                              Germany                                  100%
    Doing Business As:
           Seton
           Balkhausen
           Brady ISST
           Soft
Brady KFT                                                               Hungary                                  100%
Brady Italia, SRL                                                       Italy                                    100%
Nippon Brady K.K.                                                       Japan                                    100%
Brady Technology SDN, BHD.                                              Malaysia                                 100%
W. H. Brady S. de R.L. de C.V.                                          Mexico                                   100%
Brady Corporation S.E.A. Pte. Ltd.                                      Singapore                                100%
Brady Corporation Asia Pte. Ltd.                                        Singapore                                100%
Brady Lettrasoft S.L.                                                   Spain                                    100%
Brady AB                                                                Sweden                                   100%
Seton Scandinavia AB                                                    Sweden                                   100%